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                                 LEASE EXTENSION

      THIS LEASE EXTENSION is made this 30th day of October, 2001, between E.E.E. PROPERTIES, an Indiana Partnership ("LANDLORD"), and EXTRUSION MASTERS, INC., an Indiana Corporation ("TENANT").

      LANDLORD and TENANT entered into a Lease dated November 30, 2000, (Original Lease) for the lease of property described as Lot #15, EASTLAND PARK,
Section II, in Concord Township, Elkhart County, IN, including the building located thereon; and

      LANDLORD and TENANT desire to extend the term of this Lease as provided hereafter.

      IT IS AGREED THAT:

      1. LEASE EXTENSION. The term of this Lease, referred to in Section 1.2 of the Original Lease, shall be extended for a period of two years to November 30, 2003, on the same terms and conditions of the Original Lease, except the rent shall be adjusted as provided in paragraph 2 of this Lease Extension.

      2. RENTAL. For the Two Year Extension Term of the Original Lease, TENANT shall pay LANDLORD a net total rent of Two Hundred Ninety-Three Thousand, Two Hundred Eighty Dollars ($293,280.00) payable in equal monthly installments of Twelve Thousand Two Hundred Twenty Dollars ($12,220.00) beginning on December 1, 2001, and on the 1st day of each consecutive month thereafter during the Two Year Extension. The parties acknowledge that the rental for this two year extension period is an agreed upon six percent (6%) reduction in rent, and has not been determined by the use of the index referred to in the succeeding paragraph of this extension.

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      The Rental for each additional Extension Term shall be adjusted by the use of the Index of Change in Prices of Goods and Services Purchased (all items U.S. City Average) published by the Bureau of Labor Statistics, U.S. Department of Labor (1967 = 100). The Rental shall be increased or decreased proportionately by the amount that said index has increased or decreased from the beginning of the immediately preceding Term or Extension Term, as applicable.

      3. ORIGINAL LEASE. LANDLORD and TENANT ratify and confirm all of the terms and conditions of the Original Lease, except for the changes made in paragraphs 1 and 2 of this Lease Extension; and LANDLORD and TENANT acknowledge and agree that all of the terms and conditions shall remain in full force during the Extension Term of this Lease.

      4. BINDING EFFECT. This Lease Extension shall be binding on the parties and successors and assigns of LANDLORD and the permitted successors and permitted assigns of TENANT, as permitted by LANDLORD.

      IN WITNESS WHEREOF, the parties have signed this Lease Extension on the day and year written above.

      LANDLORD                                  TENANT

      E.E.E. PROPERTIES                         EXTRUSION MASTERS, INC.

      By:                                       By:
         ----------------------------              ----------------------------
         Partner                                   John Geary
                                                   President

                                                Attest By:
                                                          ---------------------
                                                                Secretary